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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 20, 2000
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                                Level 8 Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)




          Delaware                       0-26392                 11-2920559
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)



                              8000 Regency Parkway
                                 Cary, NC 27511
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (919) 380-5000
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ITEM 5.  OTHER EVENTS

         On July 20, 2000, Level 8 Systems, Inc. completed a $30 million private placement of 30,000 shares of Series B 4% Convertible Redeemable Preferred Stock ("Series B Preferred Stock"), convertible into an aggregate of 1,197,007 shares of common stock of Level 8. Holders of the Series B Preferred Stock are entitled to receive 4% annual cash dividends payable quarterly and will have one vote per share of Series B Preferred Stock, voting together with the common stock and not as a separate class except on certain matters adversely affecting the rights of holders of the Series B Preferred Stock. The Series B Preferred Stock may be redeemed at the option of Level 8 at a redemption price equal to the original purchase price at any time after July 20, 2001 if the closing price of Level 8's common stock over 20 consecutive trading days is greater than $50.125 per share. The conversion price of the Series B Preferred Stock is subject to certain anti-dilution provisions, including adjustments in the event of certain sales of common stock at a price of less than $25.0625 per share. In the event Level 8 breaches its obligations to pay dividends when due or issue common stock upon conversion, or Level 8's common stock is delisted, the dividend rate on the Series B Preferred Stock would increase to 18% per annum (partially payable in shares of common stock at the option of Level 8 during the first 60 days of such increased dividend rate). As part of the $30 million financing, Level 8 also issued the investors warrants to purchase 1,047,382 shares of common stock at an exercise price of $25.0625 per share. Level 8 has agreed to register the common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants for resale under the Securities Act of 1933, as amended. Level 8 is required to make certain payments in the event it is unable to meet its obligations in connection with the Series B Preferred Stock and warrants, such as registration under the Securities Act or issuance of shares of common stock upon conversion or exercise. The aggregate amount of all such payments, together with dividends on the Series B Preferred Stock, is limited to 19% of the liquidation value of the Series B Preferred Stock. Investors in the Series B Preferred Stock and warrants include investment funds affiliated with Brown Simpson Asset Management and Seneca Capital Management.

         The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.


ITEM 7.  EXHIBITS


         3.3 Certificate of Designation relating to Series B 4% Convertible Redeemable Preferred Stock.

         10.1 Securities Purchase Agreement dated July 20, 2000 among Level 8 Systems, Inc. and the investors named on the signature pages thereof.

         10.2 Warrant 2000-1 for 523,691 shares issued July 20, 2000 to Brown Simpson Partners I, Ltd.


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         10.3     Warrant 2000-2 for 182,506 shares issued July 20, 2000 to
                  Seneca Capital, L.P.

         10.4 Warrant 2000-3 for 341,185 shares issued July 20, 2000 to Seneca Capital International, Ltd.

         10.5 Registration Rights Agreement dated July 20, 2000 among Level 8 Systems, Inc. and the investors named on the signature pages thereof.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LEVEL 8 SYSTEMS, INC.


Dated:  July 20, 2000                        By:/s/Steven Dmiszewicki
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                                                Steven Dmiszewicki
                                                President


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